Exhibit 99.1

Unity Bancorp Reports 40% Increase In First Quarter Earnings
April 21, 2003 09:01:00 AM ET

CLINTON, N.J., April 21 /PRNewswire-FirstCall/ — Unity Bancorp, Inc parent company of Unity Bank, reported net income of $1.2 million, or $0.20 per diluted share, for the quarter ended March 31, 2003, an 40.1% increase compared to $.8 million, or $0.14 in the prior year’s comparable quarter. Return on average assets and average common equity for the first quarter of 2003, were 1.09% and 17.23%, respectively.

“Another quarter of continued revenue growth and record earnings,” said Unity President and Chief Executive Officer, Anthony J. Feraro. “We are very optimistic about meeting our objectives for the year, and look forward to growing the value of this franchise in 2003.”

Net interest income was $4.3 million for the first quarter of 2003 compared to $3.6 million in the comparable quarter a year ago. Net interest margin was 4.19% for the first quarter compared to 4.02% a year ago. The Company’s net interest margin increased from a year ago due to an improved asset product mix, higher level of interest free funds and the lower rate environment, reducing the Company’s overall cost of funds.

The provision for loan losses for the first quarter of 2003 was $450 thousand compared to $600 thousand for the same period last year. The decrease in the provision from a year ago was due to the reduction in the level of charge-offs, somewhat mitigated by loan growth. Net loan charge-offs for the quarter were $162 thousand compared to $585 thousand a year ago.

Total non-interest income for the first quarter of 2003 was $2.1 million, an increase of 11.4% compared to the same period last year. Gains on SBA loans amounted to $0.8 million for the quarter, relatively flat from the same period last year. Service charges on deposits increased 66.2% over the prior year as a result of increased fees and a larger deposit base. Service and loan fees increased 19.6% from the prior year quarter due to increased levels of serviced SBA loans.

Total non-interest expenses for the first quarter of 2003 were $4.1 million, up 11.0% from the prior year’s comparable quarter. The increase from the prior year’s quarter is due to increased salaries expense associated with increased headcount, additional legal expenses primarily due to an alleged check kiting matter, collection costs on past due accounts, and increased item processing costs due to transactional volume.

Total assets at March 31, 2003 were $445 million, a 12.9% increase from a year ago. The increase in assets from the prior year was due to growth in the Company’s loan portfolio and Federal funds sold. Total loans at March 31, 2003 were $319 million, a 14.0% increase from a year ago. The growth in the loan portfolio occurred primarily in commercial loans, which totaled $173 million at March 31, 2003, an increase of 31.7% from a year ago. SBA loans held for investment were $50 million at March 31, 2003, a 32.3% increase from a year ago. SBA loans held for sale were $14 million at March 31, 2003, down slightly from a year ago due to increased levels of sales. Due to significant prepayments, residential mortgage loans declined 25.0% from the prior year’s quarter and totaled $52 million at March 31, 2003. At March 31, 2003, consumer loans increased 11.4% from the prior year primarily due to the growth in the Company’s home equity loan portfolio.

Total deposits at March 31, 2003 were $394 million, an 11.4% increase from the prior year. This increase was primarily the result of growth in “Opportunity Checking,” Unity’s premier interest-bearing checking product. Non-interest bearing accounts totaled $81 million at March 31, 2002, up 29.8% from a year ago.

“In 2003 we will be looking to expand our branch franchise for the purpose of growing our deposit base and expanding our market presence,” said Mr. Feraro. “We currently are awaiting approval from our regulators for a new branch location in Bridgewater, New Jersey. We hope to have the Bridgewater branch opened early in the third quarter of 2003.”

At March 31, 2003, the allowance for loan losses was 1.38% of total loans, compared to 1.14% a year ago. Non-performing assets at March 31, 2003 were $3.8 million, compared to $2.8 million a year ago. Included in non-performing assets at March 31, 2003, are approximately $1.4 million of loans that are guaranteed by the Small Business Administration.

Total shareholders’ equity was $27.8 million at March 31, 2003, a 7.6% increase from the prior year. The increase in equity over the prior year was due to retained profits and the exercise of common stock warrants, somewhat offset by the buyback of common stock for general corporate purposes.

As of March 31, 2002, Unity Bank’s tier 1 leverage ratio was 7.20%, tier 1 risk-based capital ratio was 9.22%, and total risk-based capital ratio was 10.47%. The Company’s tier 1 leverage ratio was 8.59%, tier 1 risk-based capital ratio was 11.03%, and total risk-based capital ratio was 12.28%. All regulatory capital ratios exceed the well-capitalized federal capital adequacy requirements as of March 31, 2003.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $445 million in assets and $394 million in deposits. Unity Bank provides financial services to retail, corporate & small business customers through its’ 12 retail service centers located in Hunterdon, Middlesex, Somerset and Union counties in New Jersey. For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002

BALANCE SHEET DATA:
Assets	445,270	432,874	394,230
Deposits	394,025	382,585	353,777
Loans	318,612	311,794	279,586
Securities	79,919	81,754	79,967
Shareholders’ equity	27,824	27,106	25,860
Allowance for loan losses	4,382	4,094	3,180

FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	1,853	1,622	1,269
Federal and state income tax provision	701	613	447
Net income	1,152	1,009	822
Preferred stock dividends	0	0	8
Net income available to common shareholders	1,152	1,009	814
Per share-basic	0.21	0.19	0.15
Per share-diluted	0.20	0.18	0.14
Return on average assets	1.09	0.94	0.87
Return on average common equity	17.23	15.12	13.19
Efficiency ratio	64.62	67.30	66.15

SHARE INFORMATION:
Closing price per share	7.99	7.85	6.18
Book value per share	5.16	5.03	4.70
Average diluted shares outstanding (QTD)	5,671	5,662	5,825

CAPITAL RATIOS:
Total equity to total assets	6.25	6.26	6.56
Tier I capital to average assets (leverage)	8.59	8.38	6.76
Tier I capital to risk-adjusted assets	11.03	11.05	9.49
Total risk-based capital	12.28	12.32	10.65

CREDIT QUALITY AND RATIOS:
Nonperforming assets	3,803	3,753	2,806
Net charge offs to average loans (QTD)	0.21	0.12	0.86
Allowance for loan losses to total loans	1.38	1.31	1.14
Nonperforming assets to total loans and OREO	1.19	1.20	1.00

Unity Bancorp

Consolidated Balance Sheets

(In thousands)

	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002

ASSETS
Cash and due from banks	12,188	12,237	13,762
Federal funds sold	25,000	18,000	12,000
Securities:
Available for sale	55,813	55,570	57,979
Held to maturity	24,106	26,184	21,988
Total securities	79,919	81,754	79,967
Loans:
SBA - Held for sale	13,846	14,396	14,279
SBA - Held to Maturity	50,045	49,784	37,816
Commercial	173,191	163,813	131,487
Residential mortgage	52,321	56,297	69,757
Consumer	29,209	27,504	26,247
Total loans	318,612	311,794	279,586
Less: Allowance for loan losses	4,382	4,094	3,180
Net loans	314,230	307,700	276,406
Premises and equipment, net	8,569	8,669	8,333
Accrued interest receivable	2,455	2,579	2,270
Other assets	2,909	1,935	1,492
Total Assets	445,270	432,874	394,230

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand deposits	80,794	75,567	62,246
Interest-bearing deposits:
Interest bearing checking	181,599	176,640	135,196
Savings	36,484	34,663	32,141
Time, under $100,000	67,850	75,883	84,378
Time, $100,000 and over	27,298	19,832	39,816
Total deposits	394,025	382,585	353,777
Other debt	12,745	12,768	12,831
Trust Preferred Securities	9,000	9,000	—
Accrued interest payable	236	280	412
Accrued expenses and other liabilities	1,440	1,135	1,350
Total liabilities	417,446	405,768	368,370
Commitments and Contingencies	—	—	—
Shareholders’ equity:
Preferred stock, class A, 10%, cumulative and convertible 104 thousand shares authorized, 6 thousand issued and outstanding at Mar. 31, 2002	—	—	285
Common stock, no par value, 12,500 shares authorized	31,827	31,827	33,630
Retained deficit	(3,854)	(5,006)	(7,878)
Accumulated other comprehensive Income (loss), net of tax	(149)	285	(177)
Total shareholders’ equity	27,824	27,106	25,860
Total Liabilities and Shareholders’ Equity	445,270	432,874	394,230
COMMON SHARES AT PERIOD END:
Issued	5,393	5,393	5,440
Outstanding	5,393	5,393	5,440
Treasury	—	—	—

Unity Bancorp

Consolidated Statements of Income

(In thousands, except per share data)

FOR THE THREE MONTHS ENDED:	Mar. 31, 2003	Dec. 31, 2002	Mar. 31, 2002

INTEREST INCOME
Fed funds sold and interest on deposits	16	31	30
Securities:
Available for sale	545	438	791
Held to maturity	307	357	333
Total securities	852	795	1,124
Loans:
SBA	1,042	1,044	899
Commercial	3,019	3,081	2,263
Residential mortgage	877	864	1,043
Consumer	384	378	389
Total loan interest income	5,322	5,367	4,594
Total interest income	6,190	6,193	5,748
INTEREST EXPENSE
Interest bearing demand deposits	788	724	572
Savings deposits	106	206	167
Time deposits	744	882	1,182
Other debt	301	313	197
Total interest expense	1,939	2,125	2,118
Net interest income	4,251	4,068	3,630
Provision for loan losses	450	400	600
Net interest income after provision for loan losses	3,801	3,668	3,030
NONINTEREST INCOME
Service charges on deposit accounts	570	431	343
Service and loan fee income	421	415	352
Gain on loan sales	819	1,013	784
Net securities gains	83	—	—
Other income	214	257	412
Total noninterest income	2,107	2,116	1,891
NONINTEREST EXPENSES
Compensation and benefits	1,910	1,893	1,808
Occupancy, net	478	443	408
Processing and communications	574	600	511
Furniture and equipment	241	255	285
Professional services	252	153	153
Deposit insurance	16	42	38
Loan servicing costs	120	130	67
Other	464	646	382
Total noninterest expenses	4,055	4,162	3,652
Income before taxes	1,853	1,622	1,269
Federal and state income tax provision	701	613	447
Net Income	1,152	1,009	822
Preferred stock dividends	—	—	8
Net income to common stockholders	1,152	1,009	814
Net Income Per Common Share-Basic	0.21	0.19	0.15
Net Income Per Common Share-Diluted	0.20	0.18	0.14
AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,393	5,411	5,389
Diluted	5,671	5,662	5,825

Unity Bancorp

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	March 31, 2003			December 31, 2002
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and Interest-bearing deposits with banks	6,300	16	1.03	6,755	31	1.82
Securities:
Available for sale	53,709	545	4.06	53,476	438	3.28
Held to maturity	25,813	307	4.76	27,378	357	5.22
Total securities	79,522	852	4.29	80,854	795	3.93
Loans, net of unearned discount:
SBA	68,645	1,042	6.07	64,464	1,044	6.48
Commercial	167,536	3,019	7.31	160,352	3,081	7.62
Residential mortgage	55,522	877	6.32	60,265	864	5.73
Consumer	28,533	384	5.46	28,060	378	5.34
Total loans	320,236	5,322	6.71	313,141	5,367	6.82
Total interest-earning assets	406,058	6,190	6.15	400,750	6,193	6.15
Noninterest-earning assets:
Cash and due from banks	15,026			16,336
Allowance for loan losses	(4,338)			(4,045)
Other assets	13,050			12,911
Total noninterest- earning assets	23,738			25,202
Total Assets	429,796			425,952
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	178,649	788	1.79	171,753	724	1.67
Savings deposits	34,726	106	1.24	35,502	206	2.30
Time deposits	93,580	744	3.22	100,345	882	3.49
Total interest-bearing deposits	306,955	1,638	2.16	307,600	1,812	2.34
Other debt	21,908	301	5.57	22,033	313	5.64
Total interest-bearing liabilities	328,863	1,939	2.39	329,633	2,125	2.56
Noninterest-bearing liabilities:
Demand deposits	72,892			68,606
Other liabilities	925			1,166
Total noninterest- bearing liabilities	73,817			69,772
Shareholders’ equity	27,116			26,547
Total Liabilities and Shareholders’ Equity	429,796			425,952
Net interest spread	4,251	3.76			4,068	3.59
Tax-equivalent basis adjustment	—				—
Net interest income	4,251				4,068

Net interest margin		4.19				4.06

	Three Months Ended
	March 31, 2003			March 31, 2002
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and Interest-bearing deposits with banks	6,300	16	1.03	7,675	30	1.59
Securities:
Available for sale	53,709	545	4.06	57,483	791	5.50
Held to maturity	25,813	307	4.76	20,773	333	6.41
Total securities	79,522	852	4.29	78,256	1,124	5.75
Loans, net of unearned discount:
SBA	68,645	1,042	6.07	53,795	899	6.68
Commercial	167,536	3,019	7.31	123,553	2,263	7.43
Residential mortgage	55,522	877	6.32	71,354	1,043	5.85
Consumer	28,533	384	5.46	26,524	389	5.95
Total loans	320,236	5,322	6.71	275,226	4,594	6.73
Total interest-earning assets	406,058	6,190	6.15	361,157	5,748	6.41
Noninterest-earning assets:
Cash and due from banks	15,026			14,616
Allowance for loan losses	(4,338)			(3,347)
Other assets	13,050			12,018
Total noninterest-earning assets	23,738			23,287
Total Assets	429,796			384,444
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	178,649	788	1.79	127,986	572	1.81
Savings deposits	34,726	106	1.24	32,058	167	2.11
Time deposits	93,580	744	3.22	123,085	1,182	3.89
Total interest-bearing deposits	306,955	1,638	2.16	283,129	1,921	2.75
Other debt	21,908	301	5.57	14,023	197	5.70
Total interest-bearing liabilities	328,863	1,939	2.39	297,152	2,118	2.89
Noninterest-bearing liabilities:
Demand deposits	72,892			60,468
Other liabilities	925			1,516
Total noninterest-bearing liabilities	73,817			61,984
Shareholders’ equity	27,116			25,308
Total Liabilities and Shareholders’ Equity	429,796			384,444
Net interest spread		4,251	3.76		3,630	3.52
Tax-equivalent basis adjustment		—			—
Net interest income		4,251			3,630

Net interest margin			4.19			4.02

Unity Bancorp

Allowance for Loan Losses and Loan Quality Schedules

(Dollars in thousands)

	3/31/03	12/31/02	09/30/02	06/30/02	03/31/02
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning	4,094	3,786	3,563	3,180	3,165
Provision charged to expense	450	400	375	975	600
	4,544	4,186	3,938	4,155	3,765
Less: Charge offs
SBA	60	66	188	22	—
Commercial	144	—	2	574	544
Residential mortgage	—	15	—	13	—
Consumer	31	58	8	34	70
Total Charge Offs	235	139	198	643	614
Add: Recoveries
SBA	4	1	2	2	27
Commercial	50	43	35	35	—
Residential mortgage	—	—	—	—	—
Consumer	19	3	9	14	2
Total Recoveries	73	47	46	51	29
Net Charge Offs	162	92	152	592	585
Balance, ending	4,382	4,094	3,786	3,563	3,180
LOAN QUALITY INFORMATION:
Nonperforming loans	3,545	3,557	2,999	3,949	2,612
Other real estate owned, net	258	196	206	153	194
Nonperforming assets	3,803	3,753	3,205	4,102	2,806
Loans 90 days past due and still accruing	2,130	365	775	0	84
Allowance for loan losses to:
Total loans at period end	1.38	1.31	1.25	1.20	1.14
Nonperforming loans	123.61	115.10	126.24	90.23	121.75
Nonperforming assets	115.22	109.09	118.13	86.86	113.33
Net charge offs to average loans (QTD)	0.21	0.12	0.20	0.80	0.86
Net charge offs to average loans (YTD)	0.21	0.48	0.61	0.83	0.86
Nonperforming loans to total loans	1.11	1.14	0.99	1.33	0.93
Nonperforming assets to total loans and OREO	1.19	1.20	1.06	1.38	1.00

Unity Bancorp

Quarterly Financial Data

	03/31/03	12/31/02	09/30/02	06/30/02	03/31/02

SUMMARY OF INCOME (in thousands):
Interest income	6,190	6,193	6,227	6,127	5,748
Interest expense	1,939	2,125	2,145	2,184	2,118
Net interest income	4,251	4,068	4,082	3,943	3,630
Provision for loan losses	450	400	375	975	600
Net interest income after provision	3,801	3,668	3,707	2,968	3,030
Noninterest income	2,107	2,116	1,622	2,362	1,891
Noninterest expense	4,055	4,162	3,830	3,900	3,652
Income before income taxes	1,853	1,622	1,499	1,430	1,269
Federal and state income tax provision	701	613	537	514	447
Net Income	1,152	1,009	962	916	822
Preferred dividends	—	—	8	7	8
Net Income	1,152	1,009	954	909	814
Net Income per Common Share:
Basic	0.21	0.19	0.17	0.17	0.15
Diluted	0.20	0.18	0.16	0.16	0.14

COMMON SHARE DATA:
Cash dividends declared Book value at quarter end	5.16	5.03	4.93	4.93	4.70
Market value at quarter end	7.99	7.85	6.19	6.25	6.18
Average common shares outstanding: (000’s)
Basic	5,393	5,411	5,652	5,477	5,389
Diluted	5,671	5,662	5,946	5,834	5,825
Common shares outstanding at period end (000’s)	5,393	5,393	5,349	5,646	5,440

OPERATING RATIOS:
Return on average assets	1.09	0.94	0.92	0.91	0.87
Return on average common equity	17.23	15.12	13.53	13.90	13.19
Efficiency ratio	64.62	67.30	67.15	64.18	66.15

BALANCE SHEET DATA (in thousands):
Assets	445,270	432,874	423,990	410,336	394,230
Deposits	394,025	382,585	374,094	367,312	353,777
Loans	318,612	311,794	303,578	296,266	279,586
Shareholders’ equity	27,824	27,106	26,670	28,111	25,860
Allowance for loan losses	4,382	4,094	3,786	3,563	3,180

TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.15	6.15	6.30	6.43	6.41
Interest-bearing liabilities	2.39	2.56	2.67	2.83	2.89
Net interest spread	3.76	3.59	3.63	3.60	3.52
Net interest margin	4.19	4.06	4.15	4.14	4.02

CREDIT QUALITY:
Nonperforming assets (in thousands)	3,803	3,753	3,205	4,102	2,806
Allowance for loan losses to period-end loans	1.38	1.31	1.25	1.20	1.14
Net charge offs to average loans	0.21	0.12	0.20	0.80	0.86
Nonperforming assets to loans and OREO	1.19	1.20	1.06	1.38	1.00

CAPITAL AND OTHER:
Total equity to assets	6.25	6.26	6.29	6.85	6.56
Tier I capital to average assets (leverage)	8.59	8.38	8.45	6.91	6.76
Tier I capital to risk-adjusted assets	11.03	11.05	11.47	9.53	9.49
Total capital to risk-adjusted assets	12.28	12.32	12.79	10.70	10.65
Number of banking offices	12	12	12	12	12
Number of ATMs	13	13	13	13	13
Number of employees	160	159	149	151	144